                                                                    EXHIBIT 10.1


                          CONSULTING SERVICES AGREEMENT

         This AGREEMENT, dated as of June 3, 1999, is between Home Interiors & Gifts, Inc. (herein called "Home Interiors") and Tompkins Associates Incorporated (herein called "Tompkins"). In consideration of the mutual promises herein contained, Home Interiors and Tompkins agree as follows:

1. SCOPE OF SERVICES. During the term of this Agreement, Tompkins shall furnish the services set forth in the proposal provided in Schedule A, attached hereto and made a part thereof (the "Proposal"). Such services shall be performed by individuals as employees of Tompkins, an independent contractor, and not as employees of Home Interiors provided, however, that Home Interiors shall have the right to cause Tompkins to cease using any of its employees in connection with this Agreement and to substitute for such employees one or more other employees who are satisfactory to Home Interiors, in its sole discretion. Tompkins shall be obligated to perform only the services described in the proposal for the agreed upon fee and arrangements as stipulated. No representation is made that Tompkins is responsible, or accepts responsibility, for the following services:

         a. Certification as to the accuracy or sufficiency of any document prepared by others and provided to Tompkins by Home Interiors or as directed by Home Interiors.

         b. Assurance of favorable or timely approval, permitting, and licensing action by governmental agencies as a result of services provided by Tompkins.

         Home Interiors shall inform Tompkins of any special criteria or requirements related to Tompkins' services. Home Interiors shall willingly furnish, at no cost to Tompkins, any existing information, drawings, specifications, and reports which will assist Tompkins in the performance of its services.

2. CHANGE IN SCOPE OF SERVICES. Home Interiors may, by written request, submit proposed changes in the scope of services to be performed by Tompkins as defined in the Proposal. Tompkins shall notify Home Interiors in writing of its response to the requested change in the scope of services within ten (10) days of receipt of the request. If Tompkins accepts the proposed changes and determines that such changes cause an increase or decrease in the cost or the time required for performance, Tompkins shall include in its response any corresponding change in price or time required for performance. Home Interiors shall accept or reject Tompkins' response in writing within ten (10) days of receipt, If Home Interiors accepts Tompkins' proposed modifications to the price or time for performance, they shall be deemed accepted and shall become an addendum to the Proposal.

3. OPINION OF CONSTRUCTION COSTS, EQUIPMENT COSTS AND SYSTEMS COSTS. Since Tompkins has no control over the cost of labor, materials, equipment or services furnished by others, or over contractor(s)' or vendor(s)' means or methods of determining prices or over competitive bidding or market conditions, Tompkins' opinions of probable total project and/or construction costs and/or equipment costs and/or systems costs are made on the basis of Tompkins' experience and qualifications and represent Tompkins' best professional judgment as an experienced and qualified professional familiar with the material handling, warehousing and logistics industry. However, Tompkins cannot and does not guarantee that proposals, quotes, bids or actual total project or construction or equipment or systems costs will not vary from opinions or probable costs prepared by Tompkins. If Home Interiors wishes greater assurance as to total project or construction or equipment or systems costs, Home Interiors shall employ an independent cost estimator at Home Interiors' expense or authorize Tompkins to contract for such services which will be considered additional services.

4. TERM OF AGREEMENT. The Agreement shall commence on June 3, 1999 and, subject to Section 11, terminate on June 3, 2000, or until all services provided for in the Proposal have been completed if later.

5. PAYMENT TERMS. As compensation for services to be performed by Tompkins hereunder, Home Interiors shall pay Tompkins at the rates set forth in the Proposal. In addition, Home Interiors shall reimburse for travel expenses incurred in the performance of services hereunder, including coach fare air travel, lodging costs not to exceed $125 per night and taxi fares. Tompkins shall use its best efforts to plan its air travel in an effort to take advantage of all available discounts. Home Interiors shall not have any liability for any other expenses or costs or costs incurred by Tompkins hereunder.

         Tompkins shall submit to Home Interiors invoices based on the payment schedule as provided in the Proposal. Invoices shall be due and payable within thirty (30) calendar days of receipt date of the invoice. If Home Interiors takes issue or objects to all or any portion of an invoice, Home Interiors shall notify Tompkins in writing within fourteen (14) calendar days of the invoice date, clearly identifying the nature of the issue or objection, and shall pay that portion of the invoice, if any, not in dispute. If the undisputed invoice, or the undisputed portion thereof, is not paid within sixty (60) days, Tompkins may, without waiving any claim or right against Home Interiors, suspend the performance of further consulting services until all undisputed invoices more than thirty (30) days past due are fully paid, or may terminate the services being provided. Each invoice submitted by Tompkins will:

         a. Provide complete supporting detail, including name(s) of person(s) who performed the services, dates of services, hours or days worked and billing rates;

         b.   Be accompanied by (i) an itemized listing of amounts claimed,
              (ii) pertinent information relative to the expenses, and (iii) receipts, to document the expenses.

6. NONDISCLOSURE. Neither party will disclose to any third persons any unpublished information or knowledge it acquires about the other party's business, products, employees or methods, unless such disclosure is required by law. If either party is required by law to disclose any such unpublished information or knowledge, it shall notify the other party of such requirement immediately and cooperate with the other party's reasonable requests in an effort to avoid or limit such disclosure.

7. PUBLICITY. Tompkins shall not, without the prior written consent of Home Interiors, in any manner advertise or publish the fact that Home Interiors has entered into this Agreement with Tompkins or that Tompkins is providing services to Home Interiors.

8. NON-SOLICITATION OF EMPLOYEES. During the term of the engagement contemplated hereby, and for a period of six months thereafter, Home Interiors shall not solicit for hire or hire any employee or officer of Tompkins who performs work or services for Home Interiors pursuant to this Agreement. Notwithstanding the foregoing, however, this Section 8 shall not prohibit Home Interiors from hiring an employee or officer of Tompkins who is involuntarily terminated by Tompkins or voluntarily resigns from Tompkins, provided that, in the case of an employee or officer who voluntarily resigns from Tompkins, Home Interiors has not induced such employee or officer to resign his employment with Tompkins by promising employment to such employee or officer.

9. INEXCUSABLE DELAY. No delay or failure in performance by either party shall constitute a default hereunder or give rise to any claims if such delay or failure is caused by circumstances beyond its control. Tompkins shall be diligent in attempting to remove such cause and shall promptly notify Home Interiors of the extent and probable duration of such a delay. If Tompkins is unable to remove the cause within fourteen
         (14) days, Home Interiors shall have the option of terminating this Agreement or any portion of it affected by the delay in performance or non-performance. If Tompkins shall terminate any portion of this Agreement pursuant to this Section 9, Tompkins and Home Interiors shall negotiate in good faith and agree upon an equitable reduction in the compensation payable by Home Interiors to Tompkins hereunder.

10. INDEMNIFICATION. Each party hereby indemnifies and holds harmless the other party, its officers, directors and employees, from any and all claims, damages, losses and expenses (including attorneys' fees) arising out of the performance of this Agreement by the indemnifying party, except when such claims, damages, losses and expenses are caused by the gross negligent acts, errors or omissions of the party to be indemnified.

11. TERMINATION. This Agreement may be terminated by Home Interiors at any time upon ten (10) days written notice. In the event of termination, Tompkins shall be entitled to recover the costs and expenses incurred in connections with its performance under the Agreement throughout the date of termination.

12. ASSIGNMENT AND SUBCONTRACTING. Performance of this Agreement by Tompkins may not be subcontracted in whole or in part, nor may Tompkins assign this Agreement, without, in each case, the prior written consent of Home Interiors.

13. COMPLIANCE WITH LAWS. To the extent applicable hereto, Tompkins shall in the performance of this Agreement comply with all applicable federal, state and local laws; and all regulations and orders issued under any applicable law.

14. INSURANCE, INDEMNITY AND LIABILITY. Tompkins shall carry Workers Compensation and Comprehensive General Liability Insurance in such form as to protect Home Interiors, its directors, officers, agents and employees as additional insureds from and against any claims or damages for bodily injury, including death, and any damage to property which may arise from acts or omissions of Tompkins under this Agreement. Tompkins shall furnish Home Interiors with a certificate of insurance evidencing limits of liability not less than $1 million combined single limit per occurrence for bodily injury (including death) and property damage. Such insurance shall be primary and non-contributing to any insurance maintained or obtained by Home Interiors and shall not be canceled or materially modified without thirty (30) days prior written notice to Home Interiors. Tompkins agrees to waive any rights of subrogation Tompkins or Tompkins's insurers may have against Home Interiors.

15. STANDARDS. All services hereunder shall be performed by employees or agents of Tompkins who are experienced and highly skilled in their profession and in accordance with the highest standards of workmanship in their professions.

16. PATENT AND DATA RIGHTS. All information and data, regardless of form, generated in the performance of or delivered under this Agreement, as well as any information provided to Tompkins by Home Interiors, shall be and remain the sole property of Home Interiors. Tompkins shall keep all such information and data in confidence and not disclose or use it for any purpose other than performing this Agreement, except with Home Interiors' prior written approval. In the event that the copyright in any data and information generated in the performance of this Agreement does not vest in Home Interiors by law, Tompkins hereby agrees to assign and assigns to Home Interiors the copyright in all such data and information.

         Tompkins assigns to Home Interiors the entire right, title, and interest, worldwide, in any invention or patent thereunder conceived or first actually reduced to practice in performing this Agreement. Tompkins grants Home Interiors the royalty-free, non-exclusive, worldwide, irrevocable license to make, use and sell any invention which is not conceived or first actually reduced to practice in performing this Agreement, but which is described or incorporated in anything furnished to Home Interiors in connection with this Agreement.

         In connection with actual inventions or patents conceived or first actually reduced to practice in connection with this Agreement, Tompkins will furnish Home Interiors with information sufficient to file and prosecute patent applications, and will execute all documents incident to such filing and prosecution and, in connection with the license granted under this Agreement, Tompkins will furnish information sufficient to enable Home Interiors to avail itself of such license.

         Final payment shall not be due hereunder until after receipt by Home Interiors of such complete invention information, or certification that there is no such information, and receipt of all information and data which is the property of Home Interiors. These obligations shall survive the termination of this Agreement.

17. CONFIDENTIALITY. Tompkins shall preserve as confidential all information pertaining to Home Interiors' business and all technical and proprietary information obtained from Home Interiors in the performance of this Agreement. Tompkins further agrees that any data and information generated or delivered in the performance of this Agreement and any information and data furnished by Home Interiors shall (1) be kept in confidence and not be disclosed to third parties without the prior written approval of Home Interiors, and (2) shall not be used in the production, manufacture or design of any article or material, except as otherwise provided herein, without Home Interiors' prior written consent; and this obligation, Tompkins agrees, shall survive the termination or expiration of this Agreement. Tompkins shall deliver all data and information to Home Interiors upon Home Interiors' request and, in any event, upon the completion of all work hereunder or the termination or expiration hereof, whichever shall first occur, and shall be fully responsible for the care and protection thereof until such delivery.

18. DISPUTES. Any dispute arising under this Agreement which is not settled by agreement of the parties may be settled by appropriate legal proceedings. Pending any decision, appeal or judgment in such proceedings or the settlement of any dispute arising under this Agreement, Tompkins shall proceed diligently with the performance of this Agreement in accordance with the decision of Home Interiors.

19. RECORDS. Home Interiors shall, until the expiration of three (3) years after final payment under this Agreement, have access to and the right to examine any directly pertinent books, documents, papers and records of Tompkins involving transactions related to this Agreement.

20. NOTICES. Any notice provided for in this Agreement shall be considered as having been given (i) to Home Interiors if mailed by certified mail, postage prepaid to Home Interiors & Gifts, Inc., 4550 Spring Valley Rd., Dallas, Texas 75244-3705, Attention: Legal Department, or (ii) to Tompkins if mailed by certified mail, postage prepaid to Tompkins Associates Incorporated., 2809 Millbrook Road, Raleigh, NC 27616,
         Attention: John Spain.

21. RESERVATIONS OF RIGHTS. Either party's waiver of any of its remedies afforded the Agreement or by law shall not waive any other remedies which such party shall have available to it. Such waiver also shall not waive such party's right to any remedies due to a future breach by the other party, regardless of whether such future breach is of a like or a different character.

22. SEVERABILITY. Should any portion or provision of this Agreement be found to be unenforceable then all other provisions shall remain in full force and effect.

23. PRECEDENCE. The terms of this Agreement shall supersede any printed conditions in the Proposal.

24. EXCLUSIVITY. The terms of this Agreement are between the parties herein stated and any changes to the terms must be in writing and signed by an authorized representative of both parties.

25. GOVERNING LAW AND VENUE. The validity and interpretation of this Agreement shall be governed by the laws of the State of Texas, without regard to choice of laws provisions. This Agreement shall be performed in Dallas, Texas and any dispute arising out of this Agreement shall be adjudicated solely in the courts of the State of Texas or in the federal courts located in Dallas, Texas, and Tompkins hereby agrees that service of process upon it by registered or certified mail shall be deemed adequate and lawful. Tompkins hereby consents to personal jurisdiction and venue being solely in the above-referenced courts and agrees not to object to personal jurisdiction and venue in such courts, and agrees not to seek personal jurisdiction and venue in any other courts.

27. ATTORNEY FEES. If either party is required to bring or maintain any action for the enforcement of any covenants, terms, or conditions of the Agreement, the prevailing party in such action shall, in addition to all other payments required herein, be entitled to recover reasonable costs (including attorney's fees) incurred by the prevailing party at and in preparation for arbitration, trial, appeal, review, and proceedings in bankruptcy court, including, but not limited to matters unique to bankruptcy.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Tompkins Associates, Incorporated             Home Interiors & Gifts, Inc.

By   /s/ JOHN C. SPAIN                        By   /s/ JIM LIVINGSTON
  ------------------------------                ------------------------------

Name     John C. Spain                        Name     Jim Livingston
    ----------------------------                  ----------------------------

Title   Executive Vice President              Title    VP Operations
     ---------------------------                   ---------------------------

                                                                      SCHEDULE A


                                                                PROPOSAL FOR THE
                                                                DESIGN AND
                                                                IMPLEMENTATION
                                                                OF A NEW
                                                                DISTRIBUTION
                                                                CENTER







                                  PRESENTED TO:

                                 Jim Livingston
                          Home Interiors & Gifts, Inc.
                                  DALLAS, TEXAS








                     [TOMPKINS ASSOCIATES INCORPORATED LOGO]

                                  Irving, Texas
                                    May 1999

                                EXECUTIVE SUMMARY


         Home Interiors & Gifts, Inc. has decided to design, construct, outfit and implement a new centralized Distribution Center in Dallas, Texas. The plan is to have this new facility fully operational by first quarter 2000. Tompkins Associates, Inc. believes that the project can be completed within this time frame as long as the potential delays between phases are kept to a minimum.

         Tompkins has planned and implemented many distribution centers very similar to the one planned for Home Interiors & Gifts, Inc. Tompkins Associates, Inc. has considerable experience in dealing with construction, equipment, people, systems and maintenance issues in the implementation of full-scale Distribution Centers. With our experience in all these practice areas Tompkins Associates, Inc. is uniquely qualified to partner with Home Interiors & Gifts, Inc. to optimize their distribution operations and meet the future head-on. Tompkins Associates, Inc. is the turnkey consultant that is best positioned to assist in the successful implementation of the new distribution center.

         This proposal presents a path forward for Home Interiors & Gifts, Inc. to follow in order to implement the new facility. This proposal also indicates the deliverables Tompkins Associates, Inc. will provide in each phase of the project. The fees for Phase I and II are $520,000 plus expenses.

                                TABLE OF CONTENTS

EXECUTIVE SUMMARY...................................................................................     i


1.0 DESIGN AND IMPLEMENTATION OF A DISTRIBUTION CENTER STRATEGIC MASTER PLAN........................     2

   PHASE IA:  OPERATIONS PLANNING...................................................................     2
   PHASE IB:  WMS SELECTION.........................................................................     5
   PHASE II:  DETAIL PLANNING.......................................................................     6
   PHASE III: IMPLEMENTATION........................................................................     7

2.0  PROJECT SCHEDULE...............................................................................     8


3.0  PROJECT LOGISTICS..............................................................................     8

   3.1 STAFFING.....................................................................................     8
   3.2 PRICING......................................................................................     9

Home Interiors & Gifts, Inc.
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1.0 DESIGN AND IMPLEMENTATION OF A DISTRIBUTION CENTER STRATEGIC MASTER PLAN

         A Distribution Center Strategic Master Plan (SMP) must be undertaken at Home Interiors & Gifts, Inc. in order to ensure the successful implementation, by first quarter 2000, of an efficient and effective Distribution Center that provides for maximum return on investment and customer service. Tompkins Associates, Inc. (Tompkins) recommends the following approach to implementing such a distribution center.

         PHASE I:  DISTRIBUTION CENTER REQUIREMENTS
         Ia:  Operations Planning
         Ib:  WMS Definition & Selection

         PHASE II:  DETAIL PLANNING
         IIa:  Equipment and Facility
         IIb:  WMS

         PHASE III: IMPLEMENTATION
         Phase III staffing, duration and deliverables will be further defined during Phase II.

         This proposal presents the scope, objectives, deliverables, approach, and fees for Phase I and II. It also outlines some of the deliverables for Phase III that Tompkins can provide Home Interiors.

PHASE Ia:  OPERATIONS PLANNING

         Typically Tompkins recommends that companies define the design and functionality needs of the distribution center first and then move forward with the selection of a Warehouse Management System (WMS). This is typically done because the WMS is not the longest lead-time item when implementing a new facility and all the system requirements are known before the selection. However, based on the concerns about the length of time to install the WMS, Tompkins recommends that the effort focusing on the WMS run in parallel to the Distribution Center Design. The final selection of the WMS should be accomplished upon completion of the operations design.


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         The design will focus on optimizing the operations, layouts, methods, storage and picking technologies, and information flow. The design will address not only today's requirements, but also future requirements based on business plans and growth projections. Likewise, the WMS "Rapid Selection" should take these same factors into consideration and will utilize information from the design process as it becomes available. It is anticipated that 70% of the WMS requirements will be known within the first few weeks of the project. This should be sufficient to get the WMS process started.

APPROACH PHASE Ia: OPERATIONS PLANNING

         Step 1: ESTABLISH HOME INTERIORS' OBJECTIVES AND PRIORITIES. Interact with key staff to establish the objectives and priorities for the development of the plan. Quantify these objectives and priorities for use as a guide in alternative generation and to apply as the criteria for the qualitative analysis.

         Step 2: ANALYZE OPERATIONS. Tour and observe the current distribution operations in detail. Interview key staff and management on current operations, problems, performance, etc. Obtain performance metrics and other information to allow analysis of shortcomings and improvement opportunities in the existing design.

         Step 3: ESTABLISH DATABASE. Obtain information on product group requirements, storage requirements, throughput requirements, receiving and shipping requirements, labor and equipment requirements, facility requirements, operating cost and miscellaneous information.

         Step 4: ANALYZE DATABASE. Manipulate and analyze the database to determine profiles for growth, orders, SKUs, customers, inventory, etc. Develop baseline (1999) profiles and the future profiles based on assumptions, trends, customer demands and business requirements.

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                            Distribution Center Design & Implementation - Page 4
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         Step 5:  IDENTIFY AND DOCUMENT ALTERNATIVE OPERATIONAL STRATEGIC MASTER
                  PLANS. Given the analysis performed in Steps 2 and 4, alternative material handling, storage, and operational systems will be considered. The methods of receiving, crossdocking, checking, putaway, storing, inventory control, replenishing, picking, packaging, and shipping will all be questioned. The utmost use of best practices along with creativity, innovation, and practicality will be pursued.

         Step 6: EVALUATE ALTERNATIVE STRATEGIC MASTER PLANS. Define the investment, installation, and operating costs for each alternative plan. Perform an after-tax economic analysis of each alternative plan. Select the best plan based on the overall economic and qualitative evaluations. Qualitative factors considered will be items such as flexibility, expandability, safety, security, integration, quality, accuracy, order cycle speed, ease of implementation, and others. The project team will determine these factors.

         Step 7: SPECIFY THE PLAN. The selected plan must clearly illustrate the building layout, material handling systems, storage systems, and material control systems. The result of this step is a briefing report and an oral presentation. This step, along with weekly team meetings will allow Home Interiors & Gifts, Inc. to totally understand the plan.


DELIVERABLES PHASE Ia: OPERATIONS PLANNING

     1. Update meetings during which the Home Interiors/Tompkins team will discuss the following:

          a.   The data collected and an analysis of the data

          b.   Any assumptions being made

          c.   All alternatives under consideration

          d.   The economic and qualitative evaluation of alternatives

          e.   Alternative layouts

     2. Recommended order-picking methods that optimize space utilization and maximize labor productivity, minimize order cycles, and optimize customer service issues such as accuracy, fill rate, etc.

     3. An economic and qualitative analysis of all viable material handling, storage, and order fulfillment alternatives and documentation of why the recommended strategy should be pursued.

     4. An analysis of the material flow to determine a strategy for the most efficient

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                            Distribution Center Design & Implementation - Page 5
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          and cost-effective operation and layout. This plan will document the space, equipment and labor needed to implement the plan.

     5. Recommendation of product slotting by generic product group and by classifications such as product line, popularity, similarity, size, characteristics, and space utilization.

     6. A description of operations for all operations such as receiving, crossdocking, putaway, storing, picking, packing, and shipping.

     7. Employee staffing plan required to support the recommendations along with a list of job classifications needed to run the facility.

     8. AutoCAD drawings of the recommended layout, showing all main operational areas and support areas such as dock areas, forklift charging, and offices.

     9. The dollar amounts and timing of all the capital requirements for the plan (equipment, systems, building, land, etc.)

     10.  A briefing report and oral presentation of the above deliverables.

PHASE Ib:  WMS SELECTION

APPROACH PHASE Ib:

1. IDENTIFY MISSION-CRITICAL FUNCTIONALITY: Through detailed reviews of existing operations, the design process and system requirements the project team will identify all current functionality and future mission critical functionality that are a requirements for Home Interiors & Gifts, Inc.

2. DEVELOP A RFP: Create a document that puts the mission critical functionality into a bid solicitation document. Include terms, conditions, bid directions, etc. In order to allow an "apples to apples" evaluation of vendor responses.

3. CREATE A SCRIPTED DEMO: Using Home Interiors information and mission-critical functionality, a scripted demo will be created. This demo will be used to allow the WMS vendors to demonstrate that their systems are capable of meeting Home Interiors' requirements.

4. DEVELOP WMS EVALUATION CRITERIA: The evaluation criteria will be developed by the cross-functional team. The evaluation criteria will be weighed by area of importance.

5. SOLICIT BIDS FROM WMS PROVIDERS: Invite WMS vendors to participate in the solicitation. During the bidding process the vendors will tour the facilities, understand the mission-critical functionality, perform the scripted demo and provide a proposal.

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                            Distribution Center Design & Implementation - Page 6
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6.   INTERACT WITH WMS VENDORS DURING BID PROCESS: Answer vendor questions and provide information to vendors during bid process to assure complete understanding of the WMS requirements. Field vendor suggestions and evaluate the merits of the vendor suggestions. Conduct scripted demo review with WMS vendors and qualify vendors' capabilities to meet mission-critical functionality.

7. ARRANGE WMS SITE VISITS: Make arrangements and attend vendor site visits (if the project team determines this beneficial to helping them make a decision). During this process a series of questions will be asked to gather evaluation information.

8. EVALUATE WMS BIDS AND SELECT VENDOR: Based on the Economic and Qualitative criteria, evaluate vendor proposals and recommend a vendor.

DELIVERABLES PHASE Ib:

     1. A detailed description of the current and future operational requirements of the facility.

     2. Description of Mission-Critical Functionality based on existing methods and the facility design project requirements.

     3. A review of the selection process performed to date and determination of changes that should be made to the vendors on the short list.

     4. A RFP containing the functional requirements and the terms and conditions for contracting the vendor.

     5. WMS site visits for each supplier to a similar install if desired by the team.

     6. Develop and conduct a Scripted Demo to determine the ease with which the short listed system suppliers execute the mission critical functionality.

     7.   Economic and Qualitative evaluation of vendors' proposals.

     8. A written report and oral presentation of the above seven deliverables.

PHASE II:  DETAIL PLANNING

     The detail planning process is made up of two sub-phases: Phase IIa:
Equipment and Facility, Phase IIb: WMS. The approach for this Phase follows the Phase II methodology. The deliverables of each sub-phase is as follows:

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                            Distribution Center Design & Implementation - Page 7
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DELIVERABLES PHASE IIa:  EQUIPMENT AND FACILITY

     1. Functional bid specifications for all material handling and storage equipment.

     2.   Conduct in-depth interviews of references supplied by vendors.

     3. Organize vendor presentations and site visits if applicable to similar operations for vendors on short list.

     4. Approve and conduct on-site equipment demonstrations where appropriate.

     5.   A qualitative and quantitative evaluation of vendor bids.

     6.   Selection of vendors for all required equipment.

     7.   A detailed layout of the new facility.

     8. Slot the products that require storage and picking slots in the new facility.

     9.   A Phase III implementation schedule.

DELIVERABLES PHASE IIb: WMS

     1.   Negotiate final contract with WMS vendor.

     2. Work with selected WMS vendor to perform a detailed Conference Room Pilot (CRP). The CRP will demonstrate the ability of the WMS to "go live".

PHASE III:  IMPLEMENTATION

The following are some the deliverables for Phase III. Tompkins will further define these deliverables during Phase II.

     1.   Establish Operating Procedures for the new facility.

     2.   Oversee Installation of equipment, systems and facility.

     3.   Plan for move from current facilities to new facility.

     4.   Train Personnel on new equipment and systems procedures.

     5.   Verify Installation of equipment, systems and facility design.


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     6.   Conduct Acceptance Test for equipment and systems.

     7.   Start-up, Debug and Audit systems and equipment.

2.0  PROJECT SCHEDULE

The project schedule for Phases Ia and Ib is as follows:

                                            WK
          TASK                               1      2      3     4      5     6      7     8      9     10
                                            ---    ---    ---   ---    ---   ---    ---   ---    ---   ----
Review Operation and Collect Data            X      X
Analyze Data                                        X      X     X
Define Alternatives                                              X      X
Analyze Alternatives                                                    X     X      X     X
Layout Distribution Center                                                                 X      X
Specify Strategic Plan                                                                            X      X
Develop Functional Specs                                   X     X
Establish Bidders List                                           X      X
Release Functional Specs                                                X
Develop and Release Scripted Demo                                       X     X
Interact With Vendors                                                         X      X     X      X
Evaluate and Select vendor                                                                        X      X


The Phase II schedule will be detailed during Phase I.

3.0  PROJECT LOGISTICS

Tompkins is very comfortable pursuing the project as presented in this document. In fact, Tompkins has completed many similar projects. We look forward to working with Home Interiors & Gifts, Inc. on this project as outlined.

         3.1 STAFFING

         The Tompkins Project Team will have the following structure:
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
---------------------------------- --------------------------------------------------------------------
QUALITY ASSURANCE                  Responsible for assuring the quality of the project and providing
10% OF WORKING TIME                input to project direction.
MIKE FUTCH
---------------------------------- --------------------------------------------------------------------
PROJECT DIRECTOR                   Responsible for establishing project direction and monitoring
30% OF WORKING TIME                project progress.
JIMMY BENEFIELD
---------------------------------- --------------------------------------------------------------------
PROJECT MANAGER                    Responsible for on-site project management and the primary point
100% OF WORKING TIME               of contact with Home Interiors & Gifts, Inc..

---------------------------------- --------------------------------------------------------------------
PROJECT CONSULTANT(S)              Two Tompkins' project consultant(s) will be assigned full time to
100% OF WORKING TIME               this project and are responsible for the work designated by the
                                   Project Manager.

---------------------------------- --------------------------------------------------------------------
ASSOCIATE CONSULTANT               Responsible for CAD, data analysis and project schedule
100% OF WORKING TIME               coordination to support the consultants.
---------------------------------- --------------------------------------------------------------------
CUSTOMER  RELATIONS                Responsible for ensuring a productive relationship between Home
COORDINATOR                        Interiors & Gifts, Inc. and Tompkins throughout the project and beyond.
---------------------------------- --------------------------------------------------------------------

         3.2 PRICING

         The duration of the total Tompkins effort is estimated at 19 weeks. The cost for Tompkins to perform all of the Phase I and II activities outlined in this report is $520,000 plus expenses.

    o        Phase I - Duration is estimated at 9-11 weeks

    o        Phase II - Duration is estimated at 8-10 weeks

    o Phase III - Proposal and cost will be presented at the end of phase II.

         Table 1.0 below summarizes the cost (excluding expenses) by phase with the corresponding duration in weeks, which will be paid in accordance with Table
2.0 below.. Travel expenses will be invoiced to Home Interiors & Gifts, Inc. at cost.



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                      TABLE 1.0 - PHASE I DURATION AND COST

                 PROJECT PHASE                          DURATION              PROJECT COST
       --------------------------------               ------------            ------------
                   PHASE I:
       DISTRIBUTION CENTER REQUIREMENTS               9 - 11 weeks              $274,000
                                                      ------------              --------
                   PHASE II:
                DETAIL PLANNING                       8 - 10 weeks              $246,000
                                                      ------------              --------


                           TABLE 2.0 PAYMENT SCHEDULE


        WEEKS AFTER INITIATION                         AMOUNT
        ----------------------                         ------
                   0                                  $100,000
                   2                                  $ 46,000
                   4                                  $ 46,000
                   6                                  $ 46,000
                   8                                  $ 46,000
                  10                                  $ 46,000
                  12                                  $ 46,000
                  14                                  $ 46,000
                  16                                  $ 46,000
            Upon Completion                           $ 52,000
                                                      --------
                 TOTAL                                $520,000

         The cost of this project is based on the following assumptions:

         1. Home Interiors & Gifts, Inc. provides Tompkins personnel with office space and business telephone services while on site.

         2. Home Interiors & Gifts, Inc. concurs with the payment schedule presented in Table 2.0. Home Interiors & Gifts, Inc. agrees to pay all charges not in dispute within 30 days of receipt of Tompkins' invoice. Any charges held to be in dispute shall be called to Tompkins' attention within 10 days of receipt of Tompkins' invoice and Home Interiors & Gifts, Inc. and Tompkins shall work together in good faith to resolve their differences.

         3. Home Interiors & Gifts, Inc. provides input data for planning database no later than two weeks after project start date.

         4. The total fixed-cost and project schedule are applicable for the project scope, steps, and deliverables presented herein. If Home Interiors & Gifts, Inc. directs or causes a change in the project scope, steps, deliverables, or schedule, Tompkins shall present a written change order. Within one week of Tompkins submitting a change order, Home Interiors & Gifts, Inc. shall either approve or disapprove the change order. If Home Interiors & Gifts, Inc. approves the change order or if no response is received within one week, Tompkins shall



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              submit and adhere to a revised invoice schedule. If Home Interiors
              & Gifts, Inc. disapproves the change order, all work shall cease until an agreement on the change order is reached.